Exhibit 99.1

Media Contact:	Investor Contacts:
Eric Boomhower	Iris Griffin	Byron Hinson
(803) 217-7701	(803) 217-6642	(803) 217-5352
eboomhower@scana.com	igriffin@scana.com	bhinson@scana.com

SCANA Reports Financial Results for Second Quarter 2012

Cayce, S.C., August 2, 2012... SCANA Corporation (NYSE: SCG) today announced basic earnings for the second quarter of 2012 of $72 million, or 55 cents per share, compared to $56 million, or 44 cents per share, for the second quarter of 2011. During the second quarter, increases in electric and gas margins principally from base rate increases were partially offset by increases in operations and maintenance, interest, depreciation, and property tax expenses, and share dilution.

For the first six months of 2012, SCANA reported basic earnings of $193 million, or $1.48 per share, compared to $184 million, or $1.44 per share, for the same period in 2011.

“We are pleased with the results for the second quarter. Margins were higher than last year and more than offset growth in expenses,” said Jimmy Addison, executive vice president and chief financial officer. “Year to date, increases in electric margin were partially offset by lower gas margins in Georgia due to the mild weather in the first quarter, along with higher expenses related to our capital program, such as depreciation, property taxes, and interest. We will continue to maintain focus on controlling our operating and maintenance expenses for the remainder of the year. We are reaffirming our earnings guidance for the year and maintain our internal target of $3.17 per share.”

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

Reported earnings in the second quarter of 2012 at South Carolina Electric & Gas Company (SCE&G), SCANA’s principal subsidiary, were $78 million, or 59 cents per share compared to $61 million, or 48 cents per share, in 2011. The increase in earnings was due to higher margins from base rate increases under the Base Load Review Act, which were partially offset by higher operating and maintenance expenses, interest expense, depreciation, and share dilution. At June 30, 2012, SCE&G was serving approximately 669,000 electric customers and approximately 318,000 natural gas customers, up 0.8 and 1.5 percent, respectively, over 2011.

PSNC Energy

Reported earnings for PSNC Energy, the Company’s North Carolina-based retail natural gas distribution subsidiary, were flat for the second quarter of 2012, compared to a loss of less than $1 million, or 1 cent per share, in the second quarter of 2011. Increases in margin due to customer growth were offset by higher operating and maintenance expenses. At June 30, 2012, PSNC Energy was serving approximately 484,000 customers, an increase of 1.9 percent over the previous year.

SCANA Energy - Georgia

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported a seasonal loss of $3 million, or 2 cents per share, in the second quarter of 2012, consistent with the results from the second quarter of 2011. At June 30, 2012, SCANA Energy was serving approximately 450,000 customers.

Corporate and Other, Net

SCANA’s corporate and other businesses, which include Carolina Gas Transmission, SCANA Communications, ServiceCare, SCANA Energy Marketing and the holding company, reported a loss of $3 million, or 2 cents per share, in the current quarter, compared to a loss of $2 million, or 1 cent per share in the second quarter of 2011.

EARNINGS OUTLOOK

The Company affirmed its guidance for 2012 basic earnings per share to be in the range of $3.05 to $3.25. These estimates assume the sale of the shares under the 2010 equity forward in the first quarter of 2013. Other factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 2:00 p.m. ET on Thursday, August 2, 2012. The call-in numbers for the conference call are 1-800-860-2442 (US), 1-866-605-3852 (Canada) and 1-412-858-4600 (International). Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 1 hour after conclusion of the call through August 16, 2012. The telephone replay numbers are 1-877-344-7529 (US) and 1-412-317-0088 (Canada/International). The passcode for the telephone replay is 10015710.

All interested persons, including investors, media and the general public, may listen to a live webcast and access related presentation materials of the conference call at the Company’s website at www.scana.com. Participants should go to the website at least 5 to 10 minutes prior to the call start time and follow the instructions.

PROFILE

SCANA Corporation, headquartered in Cayce, S.C., is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 669,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s website at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2) regulatory actions, particularly changes in rate regulation, regulations governing electric grid reliability, environmental regulations, and actions affecting the construction of new nuclear units; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA; (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (6) growth opportunities for SCANA’s regulated and diversified subsidiaries; (7) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity; (8) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (9) the effects of weather, including drought, especially in areas where the generation and transmission facilities of SCANA and its subsidiaries (the Company) are located and in areas served by SCANA's subsidiaries; (10) payment and performance by counterparties and customers as contracted and when due; (11) the results of efforts to license, site, construct and finance facilities for electric generation and transmission; (12) maintaining creditworthy joint owners for SCE&G’s new nuclear generation project; (13) the ability of suppliers, both domestic and international, to timely provide the labor, components, parts, tools, equipment and other supplies needed, at agreed upon prices, for our construction program, operations and maintenance; (14) the results of efforts to ensure the physical and cyber security of key assets and processes; (15) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (16) the availability of skilled and experienced human resources to properly manage, operate, and grow the Company’s businesses; (17) labor disputes; (18) performance of SCANA’s pension plan assets; (19) changes in taxes; (20) inflation or deflation; (21) compliance with regulations; (22) natural disasters and man-made mishaps that directly affect our operations or the regulations governing them; and (23) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or SCE&G with the United States Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements.

FINANCIAL AND OPERATING INFORMATION

Condensed Consolidated Statements of Income
(Millions, except per share amounts) (Unaudited)
	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Operating Revenues:
Electric	$592	$616	$1,137	$1,174
Gas-Regulated	127	135	404	497
Gas-Nonregulated	189	249	474	610
Total Operating Revenues	908	1,000	2,015	2,281

Operating Expenses:
Fuel Used in Electric Generation	198	251	379	462
Purchased Power	4	8	10	10
Gas Purchased for Resale	223	297	588	810
Other Operation and Maintenance	170	165	345	334
Depreciation and Amortization	89	86	178	172
Other Taxes	53	51	106	103
Total Operating Expenses	737	858	1,606	1,891

Operating Income	171	142	409	390

Other Income (Expense)
Other Income	12	11	26	24
Other Expense	(9)	(9)	(19)	(19)
Interest Charges, Net	(73)	(70)	(145)	(139)
Allowance for Equity Funds Used During Construction	4	5	7	8
Total Other Expense	(66)	(63)	(131)	(126)

Income Before Income Tax Expense	105	79	278	264
Income Tax Expense	(33)	(23)	(85)	(80)

Net Income	72	56	193	184

Basic Earnings Per Share of Common Stock	$0.55	$0.44	$1.48	$1.44
Diluted Earnings Per Share of Common Stock(1)	$0.54	$0.43	$1.46	$1.42
Weighted Average Shares Outstanding (Millions):
Basic	130.9	128.5	130.6	128.2
Diluted(1)	133.1	129.7	132.7	129.4
Dividends Declared Per Share of Common Stock	$0.495	$0.485	$0.99	$0.97
Note (1): In May 2010, SCANA entered into an equity forward sales agreement. During periods when the average market price of SCANA's common stock is above the per share adjusted forward sales price, the Company computes diluted earnings per share giving effect to this dilutive potential common stock using the treasury stock method.

Earnings per Share by Company:
(Unaudited)
	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
SC Electric & Gas	$0.59	$0.48	$1.14	$1.03
PSNC Energy	0.00	(0.01)	0.24	0.24
SCANA Energy-Georgia	(0.02)	(0.02)	0.06	0.14
Corporate and Other	(0.02)	(0.01)	0.04	0.03
Basic Earnings per Share	$0.55	$0.44	$1.48	$1.44
Diluted Earnings per Share(1)	$0.54	$0.43	$1.46	$1.42

Variances in Earnings per Share:
(Unaudited)
	Quarter Ended	Six Months Ended
	June 30,	June 30,
2011 Basic Earnings per Share	$0.44	$1.44

Variances:
Electric Margin	0.17	0.25
Natural Gas Margin	0.04	(0.04)
Operations & Maintenance Expense	(0.03)	(0.06)
Interest Expense (Net of AFUDC)	(0.01)	(0.02)
Depreciation	(0.02)	(0.03)
Property Taxes	(0.01)	(0.02)
Other	(0.02)	(0.01)
Dilution	(0.01)	(0.03)
Variances in Earnings per Share	0.11	0.04

2012 Basic Earnings per Share	$0.55	$1.48
Additional dilution re: potential common stock(1)	(0.01)	(0.02)
2012 Diluted Earnings per Share(1)	$0.54	$1.46

Consolidated Operating Statistics:
	Quarter Ended June 30,			Six Months Ended June 30,
	2012	2011	% Change	2012	2011	% Change
Electric Operations:
Sales (GWh):
Residential	1,799	2,009	(10.5)	3,490	4,068	(14.2)
Commercial	1,846	1,939	(4.8)	3,490	3,589	(2.8)
Industrial	1,514	1,534	(1.3)	2,899	2,950	(1.7)
Other	147	145	1.4	282	272	3.7
Total Retail Sales	5,306	5,627	(5.7)	10,161	10,879	(6.6)
Wholesale	623	517	20.5	1,257	998	26.0
Total Sales	5,929	6,144	(3.5)	11,418	11,877	(3.9)

Customers (Period-End, Thousands)				669	664	0.8

	Quarter Ended June 30,			Six Months Ended June 30,
	2012	2011	% Change	2012	2011	% Change
Natural Gas Operations:
Sales (Thousand Dekatherms):
Residential	6,147	6,371	(3.5)	31,065	40,737	(23.7)
Commercial	6,869	6,458	6.4	19,108	21,254	(10.1)
Industrial	51,292	47,546	7.9	97,549	88,346	10.4
Total Retail Sales	64,308	60,375	6.5	147,722	150,337	(1.7)
Sales for Resale	1,495	1,640	(8.8)	4,520	4,616	(2.1)
Total Sales	65,803	62,015	6.1	152,242	154,953	(1.7)

Transportation Volumes	34,641	35,818	(3.3)	75,998	81,024	(6.2)

Customers (Period-End, Thousands)				1,248	1,247	0.1

Security Credit Ratings (as of 8/2/12):
	Moody’s	Standard & Poor’s	Fitch
SCANA Corporation:
Senior Unsecured	Baa3	BBB	BBB+
Junior Subordinated Debt	Ba1	BBB-	BBB-
Commercial Paper	P-3	A-2	F-2
Outlook	Stable	Stable	Stable

South Carolina Electric & Gas Company:
Senior Secured	A3	A	A
Senior Unsecured	Baa2	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Stable	Stable	Stable

PSNC Energy:
Senior Unsecured	A3	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Stable	Stable	Stable

South Carolina Fuel Company:
Commercial Paper	P-2	A-2	F-2